EXHIBIT 3.5 TO FORM 10-QSB


                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the 21st day of September, 1993 by George C. Barker ("Guarantor") in favor of Patrick Alan Luckett (the "Lender").

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lender to extend credit to Phy. Med., Inc. * a Texas corporation ("PhyMed") and Phy. Med., Inc. Employee Stock Ownership Plan ("ESOP") (collectively referred to herein as the "Borrower"), Guarantor hereby undertake and agree as follows:

         1. The Guaranty. Guarantor hereby guaranties to Lender, absolutely and unconditionally, the prompt and full payment and performance when due of the indebtedness and obligations evidenced by that certain Loan and Security
Agreement and that certain Note in the original principal amount of Eight Hundred Thousand Dollars ($800,000.00) executed by PhyMed in favor of Lender of even date herewith and that certain Note in the original principal amount of Eight Hundred Thou~and Dollars ($800,000.00) executed by ESOP in favor of Lender of eve~ date herewith, and any and all renewals, modifications, and extensions thereof, and all other indebtedness and obligations of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether incurred by or arising from agreements or dealings between Lender and Borrower or by or from any agreements or dealings with any third party by which Lender may be or become in any manner whatsoever a creditor of Borrower, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, and whether Borrower be bound severally or jointly, alone or with others, and whether as principal or as surety (all of which indebtedness, obligations and liabilities referred to in this sentence may be referred to herein as "Indebtedness"). This Guaranty is a guaranty of payment, not collection, and is intended to be and shall be construed to be a continuing guaranty. Lender, in its sole discretion, may proceed against Guarantor with or without having instituted any demand or action against or having obtained or executed upon any judgment against Borrower or other guarantors or sureties or asserting any rights against any collateral or security for the Indebtedness.

         2. Obligations Not Impaired. This Guaranty and all of the obligations of Guarantor hereunder shall remain in full force and effect without regard to and shall not be affected or impaired by: (a) any renewal, extension, amendment, modification of or addition or supplement to the Indebtedness, or any documents given in connection with any of the Indebtedness (all of which may hereinafter be referred to as the "Agreements"); (b) any extension, indulgence or other action or inaction in respect of any of the Agreements or the Indebtedness or any acceptance of security for, or other guaranties of, any of the Agreements or the Indebtedness, or any release, exchange, or alteration of any or all of such security or guaranties; (c) any default by Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Indebtedness or the Agreements; (d) any waiver by Lender of any required performance of any condition precedent or waiver of any requirement imposed by any of the Indebtedness or the Agreements; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of

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this Guaranty or any of the Indebtedness or the Agreements; (f) any sale, lease, transfer or other disposition of the assets of Borrower to, or any consolidation or merger of Borrower with or into, any other person, corporation, or entity, or any transfer or other disposition by Guarantor or any other holder of any shares of capital stock of Borrower; (g) the addition of a new guarantor or guarantors or any suit against, compromise with or release of any other guarantor; (h) Lender's failure to use diligence in preserving the liability of any person with respect to the Indebtedness or bringing suit to enforce the collection of the
Indebtedness;  (i)  any  bankruptcy,   insolvency,   reorganization  or  similar
proceedings involving or affecting Borrower; (j) any release or subordination of any security interest of Lender in the assets of Borrower; (k) any change in the status, composition, structure or name of Borrower, including, but not limited to, change by reason of merger, dissolution, consolidation, reorganization or addition or withdrawal of a partner or limited partner; (l) the validity or enforceability of any promissory note, loan document or other agreement evidencing all or a part of the Indebtedness; (m) any defense arising by reason of any disability or other defense of Borrower or any endorser, guarantor, co-maker or other person; or (n) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than a written release signed by Lender.

         3. Waiver. Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 2 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any right of Lender, including without limitation, notice to Guarantor of default, intent to accelerate, acceleration, presentment to and demand of payment or performance from Borrower and protest for non-payment or dishonor; (c) any exercise by Lender of any right, remedy, power or privilege in connection with any of the Agreements; (d) any requirement of promptness or diligence on the part of Lender.

         4. Modification/Revocation. No modification, consent or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be executed by Lender and Guarantor and then shall be effective only in the specific instance and for the purpose for which given. This is a continuing guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which from time to time continue or renew the Indebtedness after it has been satisfied. The obligations of Guarantor hereunder may be terminated only as to future transactions and only by giving written notice thereof to Lender at its address set forth hereinbelow by certified U.S. mail, postage prepaid, return receipt requested. No such revocation shall be effective until the fifth business day (excluding Saturdays, Sundays and holidays) following the date of actual receipt thereof by Lender. Notwithstanding the effectuation of such revocation, this Guaranty shall continue in full force and effect as to any and all Indebtedness which is outstanding on the effective date of revocation and all extensions and renewals of said Indebtedness,and all interest thereon both then and thereafter accruing, and all attorneys' fees, court costs and collection charges theretofore and thereafter incurred in endeavoring to collect or enforce any rights and remedies relative to said Indebtedness against Borrower, the Guarantor and other guarantors or in asserting Lender's right against any collateral or security (whether or not suit be brought).

         5. Full Performance. Nothing shall discharge or satisfy any liability or obligation of Guarantor hereunder excepts the full performance and satisfaction of the entire Indebtedness and all other liabilities and obligations of Borrower to Lender, whether now or hereafter existing. Guarantor further agrees that to the extent that Borrower makes a payment or payments to Lender, which

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payment or payments or any part thereof are subsequently  invalidated,  declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any state or federal bankruptcy or receivership law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         6. Benefit to Guarantor/Condition of Guarantor. Guarantor acknowledges and warrants that Guarantor derives and expects to derive financial and other benefits, directly or indirectly, from each and every extension of credit from Lender to Borrower and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lender to Borrower. Guarantor further represents and warrants to Lender that, as of the date of this Guaranty, the fair market value of Guarantor's respective assets exceed Guarantors' respective liabilities; Guarantor is meeting current liabilities as they mature; the financial statements furnished to Lender by Guarantor are true, complete and correct in all material respects, do not omit any facts or circumstances necessary to make the statements therein not misleading, and include in any footnotes all contingent liabilities of the undersigned; there has been no material adverse change in the financial condition of Guarantor since the date of the financial statement; there are no pending material court or administrative proceedings or undischarged judgments against Guarantor, and no federal or state tax liens against Guarantor; and Guarantor is not in default or claimed to be in default under any agreement requiring the repayment of money. Guarantor agrees to furnish Lender with immediate written notice of any material adverse change in its financial condition, including, without limitation, litigation commenced, tax liens filed, defaults claimed under their indebtedness for borrowed money or bankruptcy proceedings commenced against Guarantor. Guarantor also agrees to provide Lender with an updated financial statement upon written request for such by Lender and hereby affirm that any. updated financial statements shall comply with the warranties and representations hereinabove set forth. Guarantor further agrees to provide annual tax returns to Lender upon written request for such returns by Lender.

         7. Rights and Remedies. All rights and remedies of the Lender hereunder are cumulative of each other and of every other right or remedy which the Lender may have at law or in equity or under any contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Lender shall not be required to pursue any other remedies before invoking the benefits of this Guaranty; specifically Lender shall not be required to take any action against Borrower or any other person or to exhaust its remedies against collateral and other security. This Guaranty is secured by a lien on certain Phy. Med., Inc. stock pursuant to that certain Security Pledge) Agreement of even date herewith ("Stock Pledge"). Notwithstanding any provision contained herein to the contrary, Lender's recovery pursuant to this Guaranty is solely limited to Lender's rights pursuant to the Security Pledge) Agreement and Lender shall not have any right to recover any deficiency in addition to the foreclosure under the Security Pledge) Agreement.

         8. Costs of Collection. Guarantor agrees to reimburse Lender for all expenses (including, without limitation, reasonable legal fees) incurred by Lender in connection with the collection of any sums payable by Guarantor hereunder.

         9. Notice. All written notices shall be given to Guarantor at 9603 White Rock Trail, Suite 100, Dallas, Texas or at such other address(es) as Guarantor may specify hereafter. Any notice

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that Lender may elect to give Guarantor shall be deemed effective when forwarded by mail to the above address (or at such other address as Guarantor may specify, in writing, to Lender). All written notices shall be given to Lender as follows:
Alan Luckett, do John Dee Evans, Hoge, Evans & Holmes, L.C., 17772 Preston Road, First Floor, Dallas, Texas 75252 or at such other address(es) as Lender may specify hereafter.

         10. Successors and Assigns. This Guaranty shall be binding upon Guarantor and upon his heirs, executors and administrators, or successors and assigns (as the case may be) of Guarantor, and shall inure to the benefit of Lender's successors and assigns; all references herein to Borrower and to Guarantor shall be deemed to include their successors and assigns or heirs, executors and administrators (as the case may be). Guarantor may not sell, transfer or assign any of their obligations or liabilities under this Guaranty without the express written consent of Lender. Lender may sell, transfer or assign this Guaranty, in its sole discretion, without notice, and each successive assignee shall have the right to enforce this Guaranty for its benefit.

         11. Severability. In the event that any obligation hereunder becomes unavailable or unenforceable for whatever reason, such provision or obligation shall be deemed null and void to the extent of such unavailability or unenforceability and shall be deemed severable from but shall not invalidate any other obligation or provision hereunder. In the event that the Guarantor is released from any obligations hereunder or such obligations become unenforceable or unavailable with respect to Guarantor for whatever reason, such release, unavailability or unenforceability shall be severable and all other obligations hereunder shall continue in effect with respect to Guarantor.

         12. Subordination and Subrogation. Guarantor agrees that any indebtedness of the Borrower to Guarantor or any indebtedness arising or accruing out of any payment which Guarantor may make pursuant to this Guaranty shall be fully subordinate and junior in priority in right of payment to any indebtedness of Borrower to Lender and Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse for any such indebtedness, unless and until the entire principal balance, accrued interest and all other amounts required to be paid under and pursuant to the Indebtedness and the Agreements shall have been paid in full. The Guarantor hereby agrees that such indebtedness of Borrower to Guarantor, present and future, is hereby assigned to Lender and all monies received by Guarantor in respect thereof shall be received in trust for Lender and forthwith upon receipt shall be paid over to Lender, all without in any way limiting or lessening the liability of Guarantor under this Guaranty.

         13. Limitation on Interest. Guarantor acknowledges and agrees that Guarantor and Lender intend to contract in strict compliance with applicable usury laws, if any, from time to time in effect. In furtherance thereof, Guarantor stipulates and agrees that none of the terms and provisions contained in this Guaranty shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. All agreements between Guarantor and Lender, whether now existing or hereafter arising and whether written or oral, are hereby implied so that in no contingency, whether by reason of demand for payment of any indebtedness guaranteed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any

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circumstance  Lender  shall ever receive  anything of value  deemed  interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the indebtedness guaranteed hereby and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the indebtedness
guaranteed   hereby  such  excess  shall  be  refunded  to  Guarantor  or  other appropriate party. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Indebtedness guaranteed hereby (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

         14. Headings. The headings of paragraphs or subparagraphs of this Guaranty are intended for convenience only and shall not in any way control or affect the meaning or Construction of any provision of this Guaranty.

         15. GOVERNING LAW/VENUE. THIS GUARANTY SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA. GUARANTOR HEREBY IRREVOCABLY SUBMIT HIMSELF TO THE NON- EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREE AND CONSENT THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING RELATING TO THIS GUARANTY BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE TARRANT COUNTY, TEXAS.

         16. LEGAL COUNSEL. GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH ALL MATTERS
CONCERNING THIS GUARANTY, INCLUDING BUT NOT LIMITED TO THE NEGOTIATION, ACCEPTANCE AND EXECUTION OF THE GUARANTY; THAT THEY HAVE RELIED UPON THE ADVICE OF ms INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING THIS GUARANTY; AND THAT HE HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS GUARANTY AS THE PRODUCT OF ARMS LENGTH NEGOTIATIONS.

         17. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (a) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (b) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, THE LOAN AGREEMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. GUARANTOR AND LENDER

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HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM,  DEMAND,  ACTION, CAUSE OF ACTION,
SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                                /s/ George C. Barker
                                                --------------------------------
                                                GEORGE C. BARKER















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